Exhibit 99.1

Avago Technologies Updates Third Quarter Fiscal 2010 Financial Guidance

SAN JOSE, Calif., and SINGAPORE, August 10, 2010 — Avago Technologies Limited (Nasdaq: AVGO), today announced that, based on preliminary results, it now expects revenue in the third fiscal quarter ended August 1, 2010 to be approximately $550 million. Previous guidance issued on May 26, 2010 had been for revenue to be in the range of up 4-7% sequentially.

The updated financial outlook for the third quarter of fiscal year 2010 follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	~$550M		~$550M
Gross margin	~48%	~$17M	~50%
Operating expenses	~$128M	~$12M	~$116M

Reconciling items between the GAAP and Non-GAAP financial outlook include approximately $15 million of amortization of acquisition-related intangibles, $1 million of share-based compensation and $1 million of restructuring charges at the Gross Margin line, $5 million of amortization of acquisition-related intangibles, $6 million of share-based compensation and $1 million of restructuring charges at the Operating expenses line.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Actual results will vary from the guidance and the variations may be material.

Non-GAAP Financial Measures

In addition to GAAP reporting, consistent with past practice Avago reports net income or loss, as well as gross margin and operating expenses, on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based compensation expense, asset impairment charges, restructuring charges, acquired in-process research and development, debt extinguishment (gains) losses, advisory agreement termination fee, selling shareholder expenses and the results of discontinued operations. Avago believes this non-GAAP earnings information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. These non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About Avago Technologies

Avago Technologies is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes over 6,500 products in four primary target markets: wireless communications, wired infrastructure, industrial and automotive electronics, and consumer and computing peripherals.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements which address our expected future business and financial performance. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, those related to any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding future events, technology developments or enforceability of our intellectual property rights; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include cyclicality in the semiconductor industry or in our target markets; the recent economic downturn and financial crisis and their impact on our business, results of operations, and financial condition quarterly and annual fluctuations in operating results; our competitive performance and ability to continue achieving design wins with our customers; our ability to generate cash sufficient to fund our research and development, capital expenditures and other business needs and to service our debt; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our dependence on contract manufacturing and outsourced supply chain; loss of our significant customers; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; any expenses associated with resolving customer product and warranty claims; costs associated with and our ability to achieve the growth prospects and synergies expected from our acquisitions; delays and challenges associated with integrating acquired companies with our existing businesses; our ability to improve our cost structure through our manufacturing outsourcing program; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on June 3, 2010 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Investor Contact

Jacob Sayer

VP Business Development and IR

investor.relations@avagotech.com

(408) 435-7400

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